February 26, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Re:   Proteo, Inc. (formerly known as Trivantage Group, Inc.)

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Proteo, Inc., dated February 21, 2002, and agree with the statements contained therein.

Very truly yours,

/s/ Stonefield Josephson, Inc.
Stonefield Josephson, Inc.